Exhibit 99.1

Federated Investors, Inc. Reports Third Quarter 2013 Earnings

•	Equity assets increase $5 billion or 14% to $40 billion from Q3 2012

•	Board declares $0.25 per share quarterly dividend
(PITTSBURGH, Pa., Oct. 24, 2013) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.36 for Q3 2013 compared to $0.54 for the same quarter last year and net income of $37.7 million for Q3 2013 compared to $55.8 million for Q3 2012. During Q3 2013, Federated recorded a pre-tax non-cash impairment charge of $3.1 million or $0.02 per share after tax related to a change in the fair value of a minority interest investment. Federated's financial results for Q3 2012 included the recognition of insurance proceeds that reduced pre-tax operating expenses by $17.3 million and increased EPS by $0.11 per share, after tax. Federated reported YTD 2013 EPS of $1.16, compared to $1.33 for the same period in 2012 and YTD 2013 net income of $121.1 million compared to $138.5 million for the same period last year.
Federated's total managed assets were $366.7 billion at Sept. 30, 2013, up $2.6 billion or 1 percent from $364.1 billion at Sept. 30, 2012 and up $2.9 billion or 1 percent from $363.8 billion reported at June 30, 2013. Average managed assets for Q3 2013 were $364.2 billion, up $3.1 billion or 1 percent from $361.1 billion reported for Q3 2012 and down $8.7 billion or 2 percent from $372.9 billion reported for Q2 2013.
“Federated’s top-selling equity funds during the quarter included equity-income strategies and a balanced-allocation portfolio. Interest in these strategies supports findings of the Federated 2013 Investor Mindset Survey, which showed that high-net-worth investors and advisors have become more positive toward equity and balanced strategies as sources of income,” said J. Christopher Donahue, president and chief executive officer. “We also saw demand for our large-cap growth, small value and high-yield bond strategies.”
Federated's board of directors declared a quarterly dividend of $0.25 per share. The dividend is payable on Nov. 15, 2013 to shareholders of record as of Nov. 8, 2013. During Q3 2013, Federated purchased 60,100 shares of Federated class B common stock for $1.7 million.
Federated's equity assets were $40.3 billion at Sept. 30, 2013, up $4.9 billion or 14 percent from $35.4 billion at Sept. 30, 2012 and up $1.6 billion or 4 percent from $38.7 billion at June 30, 2013. Top-selling equity funds during Q3 2013 on a net basis were Federated Kaufmann Large Cap Fund, Federated Capital Income Fund, Federated International Strategic Value Dividend Fund, Federated Strategic Value Dividend Fund and Federated Clover Small Value Fund.
Federated's fixed-income assets were $50.0 billion at Sept. 30, 2013, down $1.4 billion or 3 percent from $51.4 billion at Sept. 30, 2012 and similar to the amount reported at June 30, 2013. Bond assets in the liquidation portfolio were $6.2 billion at Sept. 30, 2013. Top-selling fixed-income funds during Q3 2013 on a net basis included several short-duration products, Federated Institutional High Yield Bond Fund and Federated Floating Rate Strategic Income Fund.
Money market assets in both funds and separate accounts were $270.3 billion at Sept. 30, 2013, up $0.7 billion or less than one percent from $269.6 billion at Sept. 30, 2012 and up $1.8 billion or 1 percent from $268.5 billion at June 30, 2013. Money

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q3 2013 Earnings	Page 2 of 10

market mutual fund assets were $237.9 billion at Sept. 30, 2013, down $6.9 billion or 3 percent from $244.8 billion at Sept. 30, 2012 and up $5.0 billion or 2 percent from $232.9 billion at June 30, 2013.
Financial Summary
Q3 2013 vs. Q3 2012
Revenue decreased by $26.6 million or 11 percent due primarily to an increase in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields. The decrease was partially offset by an increase in revenue due to higher average equity assets. See additional information about voluntary fee waivers in the table at the end of this financial summary.
During Q3 2013, Federated derived 62 percent of its revenue from equity and fixed-income assets (39 percent from equity assets and 23 percent from fixed-income assets), 36 percent from money market assets and 2 percent from other products and services.
Operating expenses increased $5.7 million or 4 percent primarily related to an increase in professional services fees due largely to the recognition of the aforementioned insurance proceeds recorded as a reduction to professional service fees in Q3 2012. The increase was partially offset by a decrease in distribution expenses related to increased fee waivers.
Q3 2013 vs. Q2 2013
Revenue decreased by $11.9 million or 5 percent primarily due to an increase in voluntary fee waivers.
Operating expenses decreased by $3.7 million or 2 percent. The decrease primarily reflects lower distribution expenses related to the aforementioned increase in fee waivers as well as decreased compensation and related expenses.
YTD 2013 vs. YTD 2012
Revenue decreased by $37.2 million or 5 percent primarily due to an increase in voluntary fee waivers, which was partially offset by an increase in revenue due to higher average equity and fixed-income assets.
For the first nine months of 2013, Federated derived 59 percent of its revenue from equity and fixed-income assets (36 percent from equity assets and 23 percent from fixed-income assets), 40 percent from money market assets and 1 percent from other products and services.
Operating expenses increased by $0.2 million primarily due to an increase in professional service fees related to the aforementioned recognition of insurance proceeds partially offset by a decrease in distribution expenses related to the aforementioned increase in fee waivers.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated's activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.
Fee waivers to maintain positive or zero net yields and the resulting negative impact of these waivers could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, available yields on instruments held by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury, the Securities and Exchange Commission, the Financial Stability Oversight Council and other

Federated Reports Q3 2013 Earnings	Page 3 of 10

governmental entities, changes in expenses of the money market funds, changes in the mix of money market customer assets, changes in the distribution fee arrangements with customers, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.
Money Market Fund Yield Waiver Impact to Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q3 2012 to Q3 2013	Quarter Ended	Change Q2 2013 to Q3 2013	Nine Months Ended		Change YTD 2012 to YTD 2013
	Sept. 30, 2013	Sept. 30, 2012		June 30, 2013		Sept. 30, 2013	Sept. 30, 2012
Investment advisory fees	$(70.7)	$(41.2)	$(29.5)	$(59.4)	$(11.3)	$(185.1)	$(137.2)	$(47.9)
Other service fees	(34.4)	(28.3)	(6.1)	(32.5)	(1.9)	(99.3)	(83.0)	(16.3)
Total Revenue	$(105.1)	$(69.5)	$(35.6)	$(91.9)	$(13.2)	$(284.4)	$(220.2)	$(64.2)
Less: Reduction in distribution expense	72.1	52.9	19.2	66.9	5.2	203.8	163.6	40.2
Operating income	$(33.0)	$(16.6)	$(16.4)	$(25.0)	$(8.0)	$(80.6)	$(56.6)	$(24.0)
Less: Reduction in noncontrolling interest	2.7	0.3	2.4	1.3	1.4	4.8	0.9	3.9
Pre-tax impact	$(30.3)	$(16.3)	$(14.0)	$(23.7)	$(6.6)	$(75.8)	$(55.7)	$(20.1)

Federated will host an earnings conference call at 9 a.m. Eastern on Oct. 25, 2013. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through Nov. 1, 2013 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 100517.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $366.7 billion in assets as of Sept. 30, 2013. With 135 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 5,900 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 3 percent of money market fund managers in the industry, the top 7 percent of equity fund managers and the top 9 percent of fixed-income fund managers1. Federated’s 2013 Investor Mindset Survey asked 1,013 high-net-worth investors and 301 advisors about their outlook on the economy, their investments and how they plan to invest during the next year. For more information, visit FederatedInvestors.com.
###
1 Strategic Insight, Aug. 31, 2013. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, product demand, asset flows and mix, fee arrangements with customers and market conditions constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q3 2013 Earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2012 to Q3 2013	Quarter Ended	% Change Q2 2013 to Q3 2013
	Sept. 30, 2013	Sept. 30, 2012		June 30, 2013
Revenue
Investment advisory fees, net	$134,623	$160,306	(16)%	$147,515	(9)%
Administrative service fees, net	55,052	55,879	(1)	55,253	0
Other service fees, net	20,022	21,421	(7)	19,856	1
Other, net	2,169	862	152	1,182	84
Total Revenue	211,866	238,468	(11)	223,806	(5)

Operating Expenses
Compensation and related	65,620	65,131	1	67,855	(3)
Distribution	51,051	64,146	(20)	53,809	(5)
Professional service fees	9,704	(7,864)	223	9,293	4
Office and occupancy	6,488	6,108	6	6,543	(1)
Systems and communications	6,464	6,532	(1)	6,087	6
Advertising and promotional	3,975	3,559	12	3,936	1
Travel and related	3,344	2,913	15	3,533	(5)
Intangible asset related	634	799	(21)	654	(3)
Other	6,828	7,111	(4)	6,068	13
Total Operating Expenses	154,108	148,435	4	157,778	(2)
Operating Income	57,758	90,033	(36)	66,028	(13)

Nonoperating Income (Expenses)
Investment income, net	6,999	3,706	89	4,059	72
Debt expense	(3,078)	(3,534)	(13)	(3,137)	(2)
Other, net	(3,133)	(29)	10,703	(30)	10,343
Total Nonoperating Income, net	788	143	451	892	(12)
Income before income taxes	58,546	90,176	(35)	66,920	(13)
Income tax provision	20,917	31,983	(35)	25,059	(17)
Net income including noncontrolling interest in subsidiaries	37,629	58,193	(35)	41,861	(10)
Less: Net (loss) income attributable to the noncontrolling interest in subsidiaries	(75)	2,420	(103)	1,453	(105)
Net Income	$37,704	$55,773	(32)%	$40,408	(7)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and diluted	$0.36	$0.54	(33)%	$0.39	(8)%
Weighted-average shares outstanding
Basic	100,677	100,417		100,716
Diluted	100,678	100,417		100,717
Dividends declared per share	$0.25	$0.24		$0.24
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $1.4 million, $2.0 million and $1.5 million available to unvested restricted shares for the quarterly periods ended Sept. 30, 2013, Sept. 30, 2012 and June 30, 2013, respectively, was excluded from the computation of earnings per share.

Federated Reports Q3 2013 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended		% Change
	Sept. 30, 2013	Sept. 30, 2012
Revenue
Investment advisory fees, net	$432,901	$464,020	(7)%
Administrative service fees, net	167,133	168,157	(1)
Other service fees, net	59,209	66,084	(10)
Other, net	4,400	2,620	68
Total Revenue	663,643	700,881	(5)

Operating Expenses
Compensation and related	200,413	194,411	3
Distribution	163,099	188,168	(13)
Professional service fees	27,841	12,376	125
Office and occupancy	19,463	18,479	5
Systems and communications	19,173	19,615	(2)
Advertising and promotional	11,333	9,802	16
Travel and related	9,563	9,000	6
Intangible asset related	2,050	1,642	25
Other	18,723	17,988	4
Total Operating Expenses	471,658	471,481	0
Operating Income	191,985	229,400	(16)

Nonoperating Income (Expenses)
Investment income, net	15,486	9,325	66
Debt expense	(9,468)	(10,935)	(13)
Other, net	(3,203)	(195)	1,543
Total Nonoperating Income (Expenses), net	2,815	(1,805)	256
Income before income taxes	194,800	227,595	(14)
Income tax provision	70,621	81,922	(14)
Net income including noncontrolling interest in subsidiaries	124,179	145,673	(15)
Less: Net income attributable to the noncontrolling interest in subsidiaries	3,073	7,165	(57)
Net Income	$121,106	$138,508	(13)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and diluted	$1.16	$1.33	(13)%
Weighted-average shares outstanding
Basic	100,637	100,292
Diluted	100,638	100,292
Dividends declared per share	$0.73	$0.72
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $4.6 million and $5.0 million available to unvested restricted shares for the nine months ended Sept. 30, 2013 and Sept. 30, 2012, respectively, was excluded from the computation of earnings per share.

Federated Reports Q3 2013 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2013	Dec. 31, 2012
Assets
Cash and other investments	$350,514	$258,628
Other current assets	44,355	41,434
Intangible assets, net and goodwill	726,202	727,857
Other long-term assets	62,032	62,142
Total Assets	$1,183,103	$1,090,061

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$176,232	$181,134
Long-term debt	226,667	276,250
Other long-term liabilities	139,844	128,733
Redeemable noncontrolling interests	90,408	7,268
Equity excluding treasury stock	1,305,830	1,256,698
Treasury stock	(755,878)	(760,022)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,183,103	$1,090,061

Federated Reports Q3 2013 Earnings	Page 7 of 10

Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
Equity Funds
Beginning assets	$25,030	$24,491	$22,671	$23,152	$21,930
Sales	1,856	1,918	1,454	5,526	4,806
Redemptions	(2,571)	(1,629)	(1,527)	(6,588)	(5,511)
Net (redemptions) sales	(715)	289	(73)	(1,062)	(705)
Net exchanges	77	43	(14)	167	(23)
Acquisition-related	0	0	190	0	190
Market gains and losses/reinvestments[1]	1,538	207	884	3,673	2,266
Ending assets	$25,930	$25,030	$23,658	$25,930	$23,658

Equity Separate Accounts[2]
Beginning assets	$13,675	$13,361	$10,550	$11,858	$8,957
Sales[3]	971	1,031	1,062	3,108	3,359
Redemptions[3]	(798)	(937)	(503)	(2,303)	(1,686)
Net sales[3]	173	94	559	805	1,673
Net exchanges	0	0	0	0	(9)
Market gains and losses/reinvestments[1]	505	220	588	1,690	1,076
Ending assets	$14,353	$13,675	$11,697	$14,353	$11,697

Total Equity[2]
Beginning assets	$38,705	$37,852	$33,221	$35,010	$30,887
Sales[3]	2,827	2,949	2,516	8,634	8,165
Redemptions[3]	(3,369)	(2,566)	(2,030)	(8,891)	(7,197)
Net (redemptions) sales[3]	(542)	383	486	(257)	968
Net exchanges	77	43	(14)	167	(32)
Acquisition-related	0	0	190	0	190
Market gains and losses/reinvestments[1]	2,043	427	1,472	5,363	3,342
Ending assets	$40,283	$38,705	$35,355	$40,283	$35,355

Fixed-Income Funds
Beginning assets	$40,188	$42,612	$39,494	$42,478	$37,241
Sales	4,382	5,232	5,120	14,762	15,578
Redemptions	(4,789)	(6,877)	(3,770)	(16,675)	(11,396)
Net (redemptions) sales	(407)	(1,645)	1,350	(1,913)	4,182
Net exchanges	(98)	(80)	(92)	(220)	(1,661)
Acquisition-related	0	0	144	0	144
Market gains and losses/reinvestments[1]	261	(699)	651	(401)	1,641
Ending assets	$39,944	$40,188	$41,547	$39,944	$41,547

Fixed-Income Separate Accounts[2]
Beginning assets	$9,817	$10,158	$9,474	$10,233	$7,573
Sales[3]	498	562	309	1,591	1,153
Redemptions[3]	(412)	(725)	(202)	(1,782)	(1,003)
Net sales (redemptions)[3]	86	(163)	107	(191)	150
Net exchanges	(10)	7	1	(3)	1,593
Market gains and losses/reinvestments[1]	125	(185)	260	(21)	526
Ending assets	$10,018	$9,817	$9,842	$10,018	$9,842

Total Fixed Income[2]
Beginning assets	$50,005	$52,770	$48,968	$52,711	$44,814
Sales[3]	4,880	5,794	5,429	16,353	16,731
Redemptions[3]	(5,201)	(7,602)	(3,972)	(18,457)	(12,399)
Net (redemptions) sales[3]	(321)	(1,808)	1,457	(2,104)	4,332
Net exchanges	(108)	(73)	(91)	(223)	(68)
Acquisition-related	0	0	144	0	144
Market gains and losses/reinvestments[1]	386	(884)	911	(422)	2,167
Ending assets	$49,962	$50,005	$51,389	$49,962	$51,389
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.

Federated Reports Q3 2013 Earnings	Page 8 of 10

Changes in Liquidation Portfolio
(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
Liquidation Portfolio[1]
Beginning assets	$6,561	$7,019	$8,124	$7,346	$8,856
Net redemptions	(384)	(458)	(406)	(1,169)	(1,137)
Market gains and losses/reinvestments[2]	0	0	0	0	(1)
Ending Assets	$6,177	$6,561	$7,718	$6,177	$7,718
1) Liquidation portfolio represents a portfolio of distressed bonds. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from this portfolio are lower than those of traditional separate account mandates.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q3 2013 Earnings	Page 9 of 10

MANAGED ASSETS (in millions)	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
By Asset Class
Equity	$40,283	$38,705	$37,852	$35,010	$35,355
Fixed-income	49,962	50,005	52,770	52,711	51,389
Money market	270,293	268,532	279,668	284,704	269,622
Liquidation portfolio[1]	6,177	6,561	7,019	7,346	7,718
Total Managed Assets	$366,715	$363,803	$377,309	$379,771	$364,084
By Product Type
Funds:
Equity	$25,930	$25,030	$24,491	$23,152	$23,658
Fixed-income	39,944	40,188	42,612	42,478	41,547
Money market	237,949	232,874	242,734	255,689	244,826
Total Fund Assets	$303,823	$298,092	$309,837	$321,319	$310,031
Separate Accounts:
Equity	$14,353	$13,675	$13,361	$11,858	$11,697
Fixed-income	10,018	9,817	10,158	10,233	9,842
Money market	32,344	35,658	36,934	29,015	24,796
Total Separate Accounts	$56,715	$59,150	$60,453	$51,106	$46,335
Total Liquidation Portfolio[1]	$6,177	$6,561	$7,019	$7,346	$7,718
Total Managed Assets	$366,715	$363,803	$377,309	$379,771	$364,084

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
By Asset Class
Equity	$39,910	$38,762	$36,685	$35,016	$34,429
Fixed-income	49,983	52,375	52,732	52,211	50,195
Money market	267,881	274,899	284,588	273,943	268,573
Liquidation portfolio[1]	6,434	6,834	7,215	7,559	7,948
Total Avg. Assets	$364,208	$372,870	$381,220	$368,729	$361,145
By Product Type
Funds:
Equity	$25,761	$25,094	$24,037	$23,209	$23,133
Fixed-income	39,987	42,258	42,581	42,156	40,579
Money market	234,528	237,790	250,652	248,534	243,111
Total Avg. Fund Assets	$300,276	$305,142	$317,270	$313,899	$306,823
Separate Accounts:
Equity	$14,149	$13,668	$12,648	$11,807	$11,296
Fixed-income	9,996	10,117	10,151	10,055	9,616
Money market	33,353	37,109	33,936	25,409	25,462
Total Avg. Separate Accounts	$57,498	$60,894	$56,735	$47,271	$46,374
Total Avg. Liquidation Portfolio[1]	$6,434	$6,834	$7,215	$7,559	$7,948
Total Avg. Managed Assets	$364,208	$372,870	$381,220	$368,729	$361,145
1) Liquidation portfolio represents a portfolio of distressed bonds. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from this portfolio are lower than those of traditional separate account mandates.

Federated Reports Q3 2013 Earnings	Page 10 of 10

AVERAGE MANAGED ASSETS	Nine Months Ended
(in millions)	Sept. 30, 2013	Sept. 30, 2012
By Asset Class
Equity	$38,452	$33,326
Fixed-income	51,697	47,912
Money market	275,789	274,293
Liquidation portfolio[1]	6,828	8,334
Total Avg. Assets	$372,766	$363,865
By Product Type
Funds:
Equity	$24,964	$22,950
Fixed-income	41,609	39,203
Money market	240,990	246,130
Total Avg. Fund Assets	$307,563	$308,283
Separate Accounts:
Equity	$13,488	$10,376
Fixed-income	10,088	8,709
Money market	34,799	28,163
Total Avg. Separate Accounts	$58,375	$47,248
Total Avg. Liquidation Portfolio[1]	$6,828	$8,334
Total Avg. Managed Assets	$372,766	$363,865
1) Liquidation portfolio represents a portfolio of distressed bonds. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from this portfolio are lower than those of traditional separate account mandates.